Exhibit 3.1

CSCL/CO 515 (Rev. 07125) MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS CORPORATIONS, SECURITIES & COMMERCIAL LICENSING BUREAU Date Received AC1 (FOR BUREAU USE ONLY) This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document Corporations Division Administrator FILED Doc #: 27481039 Filed Date: 9/25/2025 Effective Date: 9/30/2025 Name Stephanie Swan Address c/o Honigman LLP, 222 N. Washington Sq, Suite 400 City State ZIP Code Lansing, Ml 48933 Document will be returned to the name and address you enter above. ) If left blank, document will be returned to the registered office. CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION For use by Domestic Profit and Nonprofit Corporations (Please read information and instructions on the last page) Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate: 1. The present name of the corporation is: Conifer Holdings, Inc. 2. The identification number assigned by the Bureau is: 800722912 3. Article of the Articles of Incorporation is hereby amended to read as follows: The name of the Corporation is Presurance Holdings, Inc. 4. This Certificate of Amendment to the Articles of Incorporation shall be effective on September 30, 2025. C0555-2154 09/25/2025 Received by Michigan Corporations Division Traninfo:1 29058539-1 09/25/25 040659 Amt: $10:00 ID: 800722912 Traninfo: 43 26058539-2 09/25/25 040657 Amt: $200.00 ID: 800722912

Complete only one of the following: 4. Profit or Nonprofit Corporations: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees. The foregoing amendment to the Articles of Incorporation was duly adopted on the day of ,in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees. Signed this day of (Signature) (Signature) (Type or Print Name (Type or Print Name}(Signature) (Signature) {Type or Print Name) {Type or Print Name) 5. Profit Corporation Only: Shareholder or Board Approval The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 3rd day of June, 2025, by the: (check one of the following) shareholders at a meeting in accordance with Section 611(3) of the Act. written consent of the shareholders that have at least the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders that have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.) written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act. board of a profit corporation pursuant to Section 611(2) of the Act. Profit Corporations and Professional Service Corporations Signed this 24th day of September 2025 By (Signature of an authorized officer or agent Brian J. Roney (Type or Print Name C0555-2155 09/25/2025 Received by Michigan Corporations Division